Exhibit 10(c)

CONSENT OF JAMES F. ELDRIDGE, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File 333-45592).

/s/ James F. Eldridge
James F. Eldridge, Esq.
Chief Legal Officer; Secretary

April 17, 2008